UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2007

INVENDA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-31559	52-1988332
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6901 Rockledge Drive, 6th Floor, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (240) 333-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 23, 2007, the Compensation Committee of the Board of Directors of Invenda Corporation (the “Company”) approved a discretionary cash bonus plan that allows the Compensation Committee to reward eligible employees of the Collabrys and E-centives business units, including the Company’s named executive officers, based on successful renewals and new accounts signed up in 2007. The Committee determined that it wants to incentivize the eligible employees to provide service to clients in an exemplary manner to gain future renewal and increased business in 2008 and beyond. The Chief Executive Officer recommends to the Compensation Committee the distribution of the bonuses to the eligible employees, along with a recommended distribution schedule. According to the plan, up to 3% of a renewal account’s revenues and up to 4% of a new account’s revenues may be allocated to a bonus pool by the Compensation Committee. Up to two eligible employees who lead a renewal or new account signup may each be awarded a 25% portion of the bonus pool for that renewal account or new account signup. No other eligible employee may be awarded more than 15% of the bonus pool of that particular account. All bonuses paid under the plan will be paid only on the money actually collected from such accounts. All aspects of the plan are within the discretion of the Compensation Committee, including whether to fund any bonus amounts or to continue the plan.

In the first round of cash bonuses approved pursuant to the plan, the Compensation Committee awarded the following amounts to the following named executive officers: $8,500 to Kamran Amjadi, Chief Executive Officer, $6,000 to Mehrdad Akhavan, President, Chief Marketing Officer and Secretary, $2,600 to Tracy Slavin, Chief Financial Officer, $2,600 to John Hoffman, Vice President of Network Operations and $10,000 to Amori Langstaff, Vice President of Client Services.

In addition, on November 23, 2007, the Compensation Committee approved an additional award of $400,000, a 10% commission payment, to Kamran Amjadi for the successful completion of the previously announced patent sale and license transaction with Google Inc.

It is expected that the bonuses under the plan and the one-time patent bonus to the Chief Executive Officer will be paid on November 30, 2007.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVENDA CORPORATION

By:	/s/ Tracy Slavin
Tracy Slavin
Chief Financial Officer

Date: November 29, 2007